EXHIBIT 10(g)

ANTHONY INDUSTRIES, INC.

1994 INCENTIVE STOCK OPTION PLAN

1. PURPOSES OF THE PLAN

The purposes of this Anthony Industries, Inc. 1994 Incentive Stock Option Plan (the “Plan”) are to enable Anthony Industries, Inc. (the “Company”) and its Subsidiaries (as defined herein) to attract, retain and motivate Key Employees (as defined herein) who are important to the success and growth of the business of the Company, to enable the Company to attract, retain and motivate the most qualified individuals to serve as directors, and to create a long-term mutuality of interest between the stockholders of the Company and such Key Employees and directors by granting them options (which may, in the case of Key Employees, be either incentive stock options (as defined herein) or nonqualified stock options) to purchase the Company’s Common Stock.

2. DEFINITIONS

(a) “ACT” means the Securities Exchange Act of 1934, as it may be amended from time to time, or any successor statute.

(b) “ANNUAL GRANT DATE” means January 2 of each year during the term of the Plan; provided, however, that if such date is not a date on which any stock exchange on which the Common Stock is then traded or NASDAQ is open for trading, the Annual Grant Date shall be the immediately succeeding date on which such trading occurs.

(c) “BOARD” means the Board of Directors of the Company.

(d) “CODE” means the Internal Revenue Code of 1986, as amended.

(e) “COMMITTEE” means such committee, if any, appointed by the Board to administer the Plan, in conformity with Rule 16b-3 promulgated under the Act, consisting of two or more directors as may be appointed from time to time by the Board. If the Board does not appoint a committee for this purpose, “Committee” means the Board.

(f) “COMMON STOCK” means the common stock of the Company, par value $1.00 per share, any common stock into which such Common Stock may be converted, and any common stock resulting from any reclassification of the Common Stock.

(g) “COMPANY” means the Company and its Subsidiaries, any of whose employees are Participants in the Plan.

(h) “DISABILITY” means permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability within the meaning of Section 22(e)(3) of the Code be treated as a Disability. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.

(i) “ELIGIBLE DIRECTOR” means a director of Anthony Industries, Inc. who is not an officer or employee of the Company or any of its Subsidiaries.

(j) “FAIR MARKET VALUE” means the value of a Share (as defined herein) on a particular date, determined as follows:

(i) If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers’ Automated Quotations Systems (“NASDAQ”), the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on the principal such exchange (determined by trading volume in the Common Stock) or through the National Market System, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or on such exchange or through the National Market System, as the case may be, on such date; or

(ii) If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through NASDAQ, the mean between the closing bid and asked prices as quoted through NASDAQ on such date; or

(iii) If the Common Stock is not listed or quoted as described in clauses (i) or (ii) above, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

(iv) If the Common Stock is not publicly traded, such amount as is set by the Committee in good faith.

(k) “INCENTIVE STOCK OPTION” means any Option which is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(l) “KEY EMPLOYEE” means any person who is an executive officer or other valuable staff, managerial, professional or technical employee of the Company, as determined by the Committee. A Key Employee may also be a director of the Company.

(m) “OPTION” means the right to purchase one Share at a prescribed purchase price on the terms specified in the Plan. An Option may be an Incentive Stock Option or a nonqualified option.

(n) “PARTICIPANT” means an Eligible Director or a Key Employee of the Company who is granted Options under the Plan.

(o) “PURCHASE PRICE” means the purchase price per share payable upon exercise of an option.

(p) “SECURITIES ACT” means the Securities Act of 1933, as it may be amended from time to time, or any successor statute.

(q) “SHARE” means a share of Common Stock.

(r) “SUBSIDIARY” means any “subsidiary corporation” within the meaning of Section 424(f) of the Code. An entity shall be deemed a Subsidiary of the Company only for such periods as the requisite ownership relationship is maintained.

(s) “SUBSTANTIAL STOCKHOLDER” means any Participant who is a Key Employee and who, at the time of grant, owns directly or is deemed to own, by reason of the attribution rules set forth in Section 424(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(t) “TERMINATION OF EMPLOYMENT” means that an individual is no longer an employee of the Company or any Subsidiary. In the event an entity shall cease to be a Subsidiary of the Company, any individual who is not otherwise an employee of the Company or another Subsidiary shall suffer a Termination of Employment at the time the entity ceases to be a Subsidiary. A leave of absence approved by the Committee shall not constitute a Termination of Employment.

3. EFFECTIVE DATE; EXPIRATION OF PLAN

The Plan shall become effective upon its adoption by the Board of Directors (the “Effective Date”), subject to the approval of the stockholders of the Company at the next succeeding Annual Meeting of Stockholders. The Plan will terminate on the tenth anniversary of the Effective Date, unless earlier terminated in accordance with Section 12. No option shall be granted under the Plan on or after the tenth anniversary of the Effective Date, but Options previously granted may extend beyond that date.

4. ADMINISTRATION

(a) DUTIES OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full authority, subject to the terms of the Plan: to interpret the Plan and to decide all questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan; to select Key Employees to participate in, and grant Options to Key Employees under, the Plan; to determine the terms, exercise price and permitted forms of payment for each Option granted under the Plan to Key Employees; to determine which Options granted under the Plan to Key Employees shall be Incentive Stock Options; to prescribe the form or forms of the agreements evidencing Options and any other instruments required under the Plan and to change such forms from time to time; and to make all other determinations and take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable. Except with respect to Options granted to Eligible Directors under Section 8, the Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Committee in connection with the foregoing shall be final and conclusive.

(b) ADVISORS. The Committee may designate officers or other employees of the Company or competent professional advisors to assist it in the administration of the Plan, and may grant authority to such persons to execute Option Agreements (as defined herein) or other documents on behalf of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultants and agents shall be paid by the Company.

(c) INDEMNIFICATION. No officer, member or former member of the Committee shall be liable for any action taken or made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law, each officer, member or former member of the Committee and the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim), and advanced all amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted by applicable law, arising out of any act or omission to act in connection with the Plan. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as officers or directors under applicable law or under the Certificate of Incorporation or By-Laws of the Company.

(d) MEETINGS OF THE COMMITTEE. The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made at a meeting duly called and held at which a majority of the members of the Committee are in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

5. SHARES; ADJUSTMENT UPON CERTAIN EVENTS.

(a) SHARES TO BE DELIVERED. Shares to be issued under the Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option.

(b) NUMBER OF SHARES. Subject to adjustment as provided below in this Section 5, the maximum aggregate number of Shares that may be issued under the Plan shall be 1,000,000. If Options are for any reason canceled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for grant of Options, subject to the limit provided in the preceding sentence.

(c) ADJUSTMENTS; RECAPITALIZATION; ETC. The existence of the Plan and Options granted hereunder shall not affect in any way the right of power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding. If the Company takes any such action, however, the following provisions shall, to the extent applicable, govern:

(i) If and whenever the Company shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other change in the Company’s capital stock, (x) the Purchase Price per Share and the number and class of Shares and/or other securities with respect to which outstanding Options thereafter may be exercised, and (y) the total number and class of Shares and/or other securities that may be issued under the Plan, shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion of the operation of the Plan.

(ii) Subject to Section 5(c)(iii), if the Company merges or consolidates with one or more corporations, then, from and after the effective date of such merger or consolidation, upon exercise of Options theretofore granted, the Participant shall be entitled to acquire under such Options, in lieu of the number of Shares as to which such Options shall then be exercisable but on the same terms and conditions of exercise thereof, the number and class of Shares and/or other securities or properties (including cash) which the Participant would have held or been entitled to receive immediately after such merger or consolidation if, immediately prior to such merger of consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise of such Options (whether or not then exercisable) had such merger or consolidation not occurred.

(iii) In the event of a merger or consolidation in which the Company is not the surviving entity or any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), the Committee may, in its sole discretion, terminate all outstanding Options granted to Key Employees by delivering notice of termination to such Key Employee, provided that, during the twenty (20) day period following the date on which such notice of termination is delivered, each Participant who is a Key Employee shall have the right to exercise in full all of his or her Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option Agreements). If an Acquisition Event occurs and the Committee does not terminate the outstanding Options granted to Key Employees pursuant to the preceding sentence, then the provisions of Section 5(c)(ii) shall apply.

(iv) In the event of an Acquisition Event, then each outstanding Option granted to Eligible Directors shall terminate on the date immediately preceding the date of the Acquisition Event or, if applicable, the record date set in connection with such Acquisition Event; provided that, during the twenty (20) day period ending on the date of such termination, each Eligible Director shall have the right to exercise in full all of his or her then outstanding Options, whether or not such Options are otherwise then exercisable, and the Committee shall give prior notice of such Acquisition Event and termination as promptly as is reasonably practicable under the circumstances.

(v) Subject to Section 5(b), the Committee may grant Options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or as the result of the acquisition by the Company of property or stock of the employing corporation. Such substitute awards may be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(vi) If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon the exercise of Options to receive any securities other than Common Stock, the number and class of securities thereafter receivable upon exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its sole discretion.

(vii) Except as expressly provided above, the issuance by the Company of shares of stock of any class, or securities convertible into shares of Stock of any class, for cash, property, labor or services, whether upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of Shares and/or other securities or property subject to Options theretofore granted or the Purchase Price per Share.

6. AWARDS AND TERMS OF OPTIONS FOR KEY EMPLOYEES

(a) GRANT. The Committee may grant Options, including Options intended to be Incentive Stock Options, to Key Employees of the Company. Each Option shall be evidenced by an Option agreement (the “Option Agreement”) in such form not inconsistent with the Plan as the Committee shall approve from time to time.

(b) EXERCISE PRICE. The purchase price per share (the “Purchase Price”) deliverable upon the exercise of an Option granted to a Key Employee shall be determined by the Committee (but in no event less than par value of the Share), except that the Purchase Price of an Incentive Stock Option shall not be less than 100% (110% for an Incentive Stock Option granted to a Substantial Stockholder) of the Fair Market Value at the time the Incentive Stock Option is granted.

(c) NUMBER OF SHARES. Each Option Agreement shall specify the number of Options granted to the Key Employee, as determined by the Committee in its sole discretion. The maximum number of shares of Common Stock that may be granted under the Plan in any year to the following officers of the Company, if selected as Participants, and if such officer is, as of the end of such year the chief executive officer of the Company or among the four highest compensated officers of the Company (other than the chief executive officer) as determined pursuant to the executive compensation rules promulgated under the Act, is the following specified percentage of the total number of Options authorized for grant under the Plan at the time of grant to such officer: chief executive officer—5%; chief operating officer—5%; any senior vice president—4%; any vice president—3%.

(d) EXERCISABILITY. At the time of grant, the Committee shall specify when and on what terms the Options granted to a Key Employee shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised. No Option shall be exercisable after the expiration of ten (10) years from the date of grant (five (5) years in the case of an Incentive Stock Option granted to a Substantial Stockholder). Every Option shall be subject to earlier termination as provided in Section 7 below.

(e) SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. If required by Section 422 of the Code or any successor provision, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000 (or such other amount as may be provided from time to time under Section 422 of the Code or any successor provision), such Options shall not be treated as Incentive Stock Options. Nothing in this special rule shall be construed as limiting the exercisability of any Option.

(f) ACCELERATION OF EXERCISABILITY ON CHANGE OF CONTROL. Upon a Change of Control of the Company (as defined herein) all outstanding Options granted to Key Employees not then fully exercisable shall immediately become fully exercisable. For this purpose, a “Change of Control” shall be deemed to have occurred if:

(i) any person (or group of persons acting in concert) other than the Company’s Employee Stock Ownership Plan becomes the beneficial owner of 20% or more of the Company’s outstanding voting securities or securities convertible into such amount of voting securities; or

(ii) within two years after a tender offer or exchange offer, or as the result of a merger, consolidation, sale of substantially all of the Company’s assets or a contested election of the Board of Directors, or any combination of such transactions, the persons who were directors of the Company prior to such transaction do not constitute a majority of the Board of Directors of the Company or its successor; provided, however, that no transaction shall be deemed to constitute a Change in Control if such transaction is approved by two-thirds of the Prior Directors of the Company and the Successor Directors (each as hereafter defined), if any, voting together. For purposes of this Agreement, Prior Directors are those directors of the Company in office immediately prior to such event, and Successor Directors are successors to Prior Directors who were recommended to succeed Prior Directors by a majority of the Prior Directors then in office.

(g) EXERCISE OF OPTIONS.

(i) METHOD. A Key Employee may elect to exercise Options by giving written notice to the Secretary of the Company of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of shares for which the Options are being exercised.

(ii) LOANS.

(A) The Company may lend money to a Key Employee in connection with the exercise of an Option on the terms and subject to the conditions hereinafter provided in this Paragraph 6(g)(ii) and such other terms and conditions not inconsistent therewith as the Committee may determine.

(B) A loan made under the Plan shall not exceed in principal amount the lesser of (i) the Fair Market Value on the date the loan is made of the Shares purchased upon exercise of the Option with respect to which the loan is made, or (ii) the sum of the aggregate Purchase Price being paid upon exercise of such Options and the Optionee’s income taxes estimated to be payable with respect to the exercise of such Options.

(C) Indebtedness with respect to any loan made under this Plan shall be satisfied in cash or, with the consent of the Committee, by delivery of Shares having a Fair Market Value on the date such loan is satisfied equal to such indebtedness, or by any combination of cash and such Shares.

(D) Options granted under the Plan shall include a provision permitting loans under this Paragraph 6 if, and on such terms and conditions as, the Committee in its discretion has so determined, such provision to be evidenced in the recorded actions of the Committee and expressly provided in the Option Agreement delivered to the Key Employee.

(iii) PAYMENT. Shares purchased pursuant to the exercise of Options granted to Key Employees shall be paid for at the time of exercise as follows:

(A) in cash or by check, bank draft or money order payable to the order of the Company;

(B) if so permitted by the Committee: (i) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (and such Options) have been owned by the Key Employee for such periods as may be required by applicable accounting standards to avoid a charge to earnings, or (ii) through a combination of Shares and cash as provided above;

(C) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Purchase Price; or

(D) on such other terms and conditions as may be acceptable to the Committee and in accordance with the General Corporation Law of the State of Delaware.

Upon receipt of payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

7. EFFECT OF TERMINATION OF EMPLOYMENT

(a) DEATH AND DISABILITY. Upon the Termination of Employment of a Key Employee, all outstanding Options then exercisable (and any outstanding Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment) shall remain exercisable by the Key Employee for the following time periods (subject to the ten-year limit set forth in Section 6(d)):

(i) In the event of the Key Employee’s death, such Options shall remain exercisable (by the Key Employee’s estate or by the person given authority to exercise such Options by the Key Employee’s will or by operation of law) for a period of one (1) year from the date of the Key Employee’s death, provided that the Committee, in its sole discretion, may at any time extend such time period to up to three (3) years from the date of the Key Employee’s death.

(ii) In the event the Key Employee’s employment terminates due to Disability, such Options shall remain exercisable for one (1) year from the date of the Key Employee’s Termination of Employment, provided that the Committee, in its sole discretion, may at any time extend such time period to up to three (3) years from the date of the Key Employee’s Termination of Employment.

(b) OTHER TERMINATION. In the event of a Termination of Employment for any reason other than as provided in Section 7(a) or in 7(c), all outstanding Options shall remain exercisable after such Termination of Employment (but only to the extent exercisable immediately prior thereto) for a period of three (3) months after such termination, provided that the Committee, in its sole discretion, may at any time extend such time period to up to one (1) year from the date of the Key Employee’s Termination of Employment.

(c) CAUSE. Upon the Termination of Employment of a Key Employee for Cause (as defined herein) or if it is discovered after his other Termination of Employment that such Key Employee had engaged in conduct that would have justified a Termination of Employment for Cause, all outstanding Options held by the Key Employee shall immediately be canceled. Termination of Employment shall be deemed to be for “Cause” for purposes of this Section 7(c) if (i) the Key Employee shall have committed fraud or any felony in connection with his or her duties as an employee of the Company, willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust or confidentiality as to the Company, or any other act which is intended to cause or may reasonably be expected to cause economic injury to the Company, or (ii) such termination is or would be deemed to be for Cause under any employment agreement between the Company and the Key Employee.

8. AWARDS AND TERMS OF OPTIONS FOR ELIGIBLE DIRECTORS.

(a) GRANT. Without further action by the Committee, the Board of Directors or the stockholders of the Company, (i) each individual who is an Eligible Director on the Effective Date shall be automatically granted Options to purchase One Thousand (1,000) Shares on the first Annual Grant Date thereafter, (ii) each individual who first becomes an Eligible Director after the Effective Date shall be automatically granted Options to purchase One Thousand (1,000) Shares on the first Annual Grant Date thereafter; and (iii) on each Annual Grant Date during the term of this Plan, each person who is then serving as an Eligible Director and who is not then being granted Options pursuant to the preceding clause of this Section 8(a) shall be automatically granted Options to purchase Five Hundred (500) Shares.

(b) EXERCISE PRICE. The Purchase Price deliverable upon the exercise of an Option granted under this Section 8 shall be the greater of (i) one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option, or (ii) the par value of the Share.

(c) EXERCISABILITY. Each Option granted under this Section 8 shall become exercisable at the rate of 20% after one year from date of grant, an additional 30% after two years and an additional 50% after three years, all exercisable amounts being cumulative, and no Option shall be exercisable after the expiration of ten (10) years from the date of grant. Except as provided in Section 8(e), Options granted to any Eligible Director may be exercised only during the continuance of his or her service as a director of the Company.

(d) EXERCISE OF OPTIONS. An Eligible Director electing to exercise one or more Options shall give written notice of such election and of the number of Options he or she has elected to exercise to the Secretary of the Company, accompanied by payment in full of the aggregate Purchase Price for such Shares. Such payment or provision for payment may be made either in cash or by check, bank draft or money order payable to the order of the Company.

(e) EFFECT OF TERMINATION OF SERVICES. If an Eligible Director shall cease to be a director of the Company for any reason other than removal for cause, including, without limitation, as a result of death, disability, resignation, failure to stand for reelection or failure to be reelected, Options theretofore granted to such Eligible Director may be exercised by such Eligible Director or, in the case of death, by his or her estate or the person given authority to exercise such Options by will or by operation of law for the following periods: (i) at any time within one year from the date of death of the Eligible Director or his or her cessation of service by reason of disability; and (ii) at any time within three months (3) from the date the Eligible Director ceased to serve on the Board for any reason other than death or disability; provided, however, that (i) such Options may be exercised only to the extent they were exercisable on the date the Eligible Director ceased to serve on the Board, and (ii) no Option shall be exercisable more than ten (10) years after the date of grant.

(f) ACCELERATION OF EXERCISABILITY ON CHANGE OF CONTROL. Upon a Change of Control of the Company as defined in Section 6(f) all outstanding Options granted to Eligible Directors not then fully exercisable shall immediately become fully exercisable.

9. NONTRANSFERABILITY

No Option shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, no Option shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately become null and void.

10. RIGHTS AS A STOCKHOLDER

A Participant (or a permitted transferee of his or her Options) shall have no rights as a stockholder with respect to any Shares covered by such Participant’s Options until such Participant shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares except as otherwise specifically provided for in this Plan.

11. DETERMINATIONS

Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company, the directors, officers and other employees of the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

12. TERMINATION, AMENDMENT AND MODIFICATION

The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date, unless terminated sooner as hereinafter provided, and no Option shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options that by their terms continue beyond the termination date of the Plan. At any time prior to that date, the Board or the stockholders of the Company may terminate, suspend or amend the Plan; provided, however, that insofar as it relates to Eligible Directors, this Plan may not be amended more than once every six months, other than to comport with the Code, the Employee Retirement Income Security Act, or the rules thereunder. In addition, the Board may not effect any amendment that would require the approval of the stockholders of the Company under Rule 16b-3 unless such approval is obtained.

The Plan and any Options granted pursuant to the Plan shall terminate and be void if the Plan is not approved by the stockholders of the Company at the Annual Meeting of Stockholders next succeeding the Effective Date. No such Option may be exercised prior to the receipt of such stockholder approval.

Nothing contained in this Section 12 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Options of Key Employees, including, without limitation, the reduction of the Purchase Price specified therein (or the granting or issuance of new Options at a lower Purchase Price upon cancellation of outstanding Options), so long as all Options outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan, and so long as the provisions of any amended Options would have been permissible under the Plan if such Options had been originally granted or issued as of the date of such amendment with such amended terms.

Notwithstanding anything to the contrary contained in this Section 12, no termination, amendment or modification of the Plan may without the consent of the Participant (or any transferee of such Participant’s Options), alter or impair the right and obligations arising under any then-outstanding Option.

13. NON-EXCLUSIVITY

Neither the adoption nor the amendment of the Plan by the Board, nor the submission of the Plan or such amendments to the stockholders of the Company for approval, shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

14. USE OF PROCEEDS

The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

15. GENERAL PROVISIONS

(a) RIGHT TO TERMINATE EMPLOYMENT. Neither the adoption or the amendment of the Plan nor the grant of Options shall impose any obligations to continue the employment of any Key Employee or to retain any Eligible Director, nor shall it impose any obligation on the part of any Key Employee to remain in the employ of the Company or any Eligible Director to continue to serve on the Board, subject, however, to the provisions of any agreement between the Company and a Key Employee.

(b) PURCHASE FOR INVESTMENT. If the Committee determines that the law so requires, the holder of Options granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant’s own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel approved by the Company as to the availability of such exception.

(c) TRUSTS, ETC. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative, or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant’s executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(d) NOTICES. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

(e) SEVERABILITY OF PROVISIONS. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

(f) PAYMENT TO MINORS, ETC. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

(g) The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

16. ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES.

(a) STOCK CERTIFICATES. Upon any exercise of Options and payment of the aggregate Purchase Price as provided in the relevant Option Agreements, a certificate or certificates for the Shares as to which Options have been exercised shall be issued by the Company in the name of the person or persons exercising such Options and shall be delivered to or upon the order of such person or persons.

(b) LEGENDS. Certificates for Shares issued upon exercise of Options shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between the Company and a Key Employee with respect to such Shares.

(c) PAYMENT OF EXPENSES. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

17. LISTING OF SHARES AND RELATED MATTERS.

If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

18. WITHHOLDING TAXES.

The Company shall be entitled to withhold (or secure payment from the Key Employee in cash or other property, including Shares already owned by the Key Employee for six (6) months or more (valued at the Fair Market Value thereof on the date of delivery) in lieu of withholding) the amount of any Federal, state or local taxes required to be withheld by the Company in connection with any Shares deliverable under this Plan in respect of Options granted to any Key Employee, and the Company may defer delivery unless such withholding requirement is satisfied. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable to the Key Employee.